                                                                    EXHIBIT 10.1

                               LICENSE AGREEMENT
                               -----------------

     THIS AGREEMENT made and entered into this 27 day of March, 1998 by Softlink Inc. having a place of business at 1621 W. El Camino Real, Suite 22, Mountain View, California 94040, U.S.A., (hereinafter referred to as LICENSOR), and NIC Ltd. having a place of business at 3-16-11 Takadanobaba, Shinjyuku-ku, Tokyo 169, Japan, (hereinafter referred to as LICENSEE).

     WHEREAS, LICENSOR has developed certain software and related documentation (hereinafter PRODUCTS) as described in Exhibit A attached hereto; and

     WHEREAS, LICENSOR desires to license and LICENSEE desires to obtain certain exclusive rights to the PRODUCTS within LICENSEE's TERRITORY.

          NOW, therefore the parties agree as follows:

     1.0  DEFINITIONS - For the purpose of this licensing Agreement, the
          -----------
          following words and terms shall have the meanings set forth below:

          a)   PRODUCTS - The products identified in Exhibit A.

          b)   TERRITORY - Japan.

          c)   MARKET - The Retail and Bundling Computer Software Industry.

     2.0  THE GRANT
          ---------

     2.1 LICENSOR grants to LICENSEE an exclusive license to assemble, sell, and distribute in the market exclusivity in the TERRITORY under the terms and conditions set forth in this AGREEMENT.

     2.2 LICENSEE shall not have the right to grant a sub license under this License Agreement without the written consent of the LICENSOR.

     2.3 LICENSOR shall have the right to demand the CD manufacturer immediately cease the production of the PRODUCT if any part of this Agreement is violated by the LICENSEE.
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     3.0  ROYALTIES

     3.1  LICENSEE shall pay to LICENSOR in connection with all sales in the
                        TERRITORY a royalty as follows:

     3.2  BravoMAIL (new name: PowerLink)

               (a)  Royalty -USD$15.00 per unit

               (b)  VoiceLink Royalty -USD$7.00 per unit


     3.2 LICENSEE shall agree to pay LICENSOR an Annual Minimum Guarantee Royalty of USD$800,000 for the first year which consists of 15 months, and an Annual Minimum Guarantee Royalty of USD$1,200,000 in the second year which consists of 12 months. LICENSEE agrees to pay LICENSOR a TOTAL INITIAL DEPOSIT of USD$250,000 in three installments. The first installment of USD$10,000 shall be made at the signing of this AGREEMENT, the second installment of USD$115,000, shall be paid before April 20, 1998, and the third and final installment of USD$125,000 shall be paid when the production versions of the PRODUCTS are completed and given to the LICENSEE. The payment of the TOTAL INITIAL DEPOSIT shall be credited in full against the minimum Annual Minimum Guarantee Royalty for the first year. At the end of each royalty year, any deficiency to the Annual Minimum Guarantee Royalty shall be pay on within 60 days after the close of the royalty year. Royalty payments in excess of the minimum payments specified in this paragraph may not be carried forward from previous years and applied against the future Annual Minimum Guarantee Royalty. After the second year, thirty (30) days prior to the beginning of each year, the Annual Minimum Guarantee Royalty will be established by mutually agreed upon by LICENSOR and LICENSEE. If LICENSEE fails to pay the deficiency, the LICENSEE will lose the exclusivity right in the TERRITORY. The LICENSEE is not liable to pay the deficiency.

     3.3 LICENSOR shall be entitled for 30% of the revenue generated from the sales by the LICENSEE of upgrades on the PRODUCTS.

     3.4 LICENSOR shall be entitled for 40% of the revenue generated from bundling of the PRODUCTS in TERRITORY.

     3.5 LICENSEE shall report sales volume to the LICENSOR every month on the 20/th/ day of each month and pay the corresponding royalty fee to the LICENSOR within 60 days.

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     4.0  RECORD MAINTENANCE AND INSPECTION
          ---------------------------------

     4.1 LICENSEE shall at all times keep accurate accounts and maintain complete records of the quantity and selling price of PRODUCTS sold it or by its SUBSIDIARY or AFFILIATE and of any other information necessary to confirm the amounts Royalty paid to LICENSOR. Such records of LICENSEE and its SUBSIDIARY or AFFILIATE shall be open inspection on behalf of LICENSOR at LICENSOR's own expense by a Certified Public Accountant to be chosen by LICENSOR on reasonable notice, during ordinary business hours, but not more than once in any twelve (12) month period, for the purpose of verifying the records and the accuracy of royalty payments. LICENSEE agrees that such documents will be maintained for a period equal to a five (5) years period at LICENSEE's aforementioned place of business. In the event that such Certified Public Accountant shall examine the records, documents and materials in the possession of or in the control of LICENSEE or its SUBSIDIARY or AFFILIATE with respect to the subject matter hereof, such examination shall be conducted in such manner as not to unduly interfere with the business of LICENSEE or its SUBSIDIARY or AFFILIATE.

     5.0  WARRANTIES AND REPRESENTATION
          -----------------------------

     5.1  LICENSOR warrants and represents that:

          a) It has not granted any entity other than the LICENESS the right to the market in the LICENSEE's TERRITORY.

          b) It has made no actual knowledge of any infringement of a third-party patent or any other claim which would interfere with the commercialization of the PRODUCTS by LICENSEE.

     5.2 At the time when the production versions of the PRODUCTS are completed and given to LICENSEE, LICENSOR shall disable all future other localized versions of the PRODUCTS, including English, French, German and Spanish, to operate on Japanese Windows in Japanese time zone.

     6.0  THIRD PARTY CLAIMS
          ------------------

     6.1 LICENSOR agrees to indemnify and hold harmless the LICENSEE from and against any claim by an U.S. or Japan patent and copyright infringement or any other claim by a third party, which, if sustained, would prevent LICENSEE from marketing the PRODUCTS.

     6.2 So long as LICENSEE maintains product liability insurance coverage, LICENSEE agrees to include LICENSOR as an additional named insured under LICENSEE's product liability insurance as far as any product covered by this Agreement is concerned.

     7.0  COMMERCIALIZATION BY LICENSEE

     7.1 LICENSEE shall use its best efforts to promote vigorously the marketing and distribution of the PRODUCTS to realize the maximum sales potential for the PRODUCTS in the TERRITORY. LICENSEE shall be solely responsible for all costs and expenses related to the advertising, marketing, promotion, and distribution of the PRODUCTS.

     7.2 LICENSOR shall be responsible for the localization of the PRODUCTS. LICENSEE shall be responsible for the localization of manual and packages.

     7.3 LICENSEE shall display "SOFTLINK" copyright in all documents and software copies of the PRODUCTS.

     8.0  FORCE MAJEURE

     8.1 It is understood and agreed that in the event of an act of government, or war conditions, or fire, flood or labor trouble in the offices or factory of the LICENSEE or in the factory of those assembling the PRODUCTS including strikes of any nature, embargoes or transportation interruptions, which prevents the performance by LICENSEE of the provisions of this agreement, then such non-performance by LICENSEE shall not be considered a breach of this Agreement and such non-performance shall be excused while, but no longer than, the conditions described herein prevail.

     9.0  TERM

          9.1 This Agreement and the royalty obligations thereunder shall remain in force, for the greater of two years or terminated under the provisions of paragraph 10, for the end of the commercial life of the product.

     10.0 TERMINATION

     10.1 This License Agreement may be terminated by either party by giving written notice to such effect, in the event that the other party shall materially default in the performance of any of its obligations arising hereunder and shall fail to cure such default within sixty
           (60) days after receipt of written notice thereof from the other party.

     10.2 LICENSOR shall have the right to terminate this Agreement if LICENSEE is materially in default of this Agreement; or make an assignment for the benefit of creditors; or files a voluntary petition of bankruptcy; or seeks or consents to any reorganization or similar relief; or is adjudicated bankrupt; or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other party; or if the assets of such other party or a major part thereof are expropriated, nationalized or otherwise made subject to government control. Upon the occurrence of any such event LICENSOR shall have the right to terminate this Agreement effective upon notice at any time within ninety (90) days of such event coming to its knowledge. LICENCEE agrees that the limit to LICENSEE's right is the distribution of the PRODUCT in the TERRITORY and under no conditions does LICENSEE have any rights to the intellectual property of LICENSOR.

     10.3 It is understood and agreed that if LICENSEE ceases the sale of the PRODUCTS three (3) months, or fails to list the ITEM in LICENSEE's sales catalogs, LICENSOR may give notice to LICENSEE of his desire to terminate this Agreement as to that product for that reason, and if LICENSEE does not within sixty (60) days resume the sale of that product, this License Agreement and the license granted herein as to the PRODUCTS shall terminate as of the end of that sixty (60) day period.

     10.4 Upon the termination prior to expiration of this Agreement in any manner provided herein, LICENSEE shall have a period of three(3) months to dispose of its then existing inventory and work in progress of the PRODUCTS

     10.5 LICENSEE shall have the right to terminate this contract if the funding party fails to provide the necessary fund for the INITIAL DEPOSIT. LICENSOR shall have the right to keep the INITIAL DEPOSIT when this Contract is rescinded.

     11.0  NO JOINT VENTURE

     11.1 Nothing herein shall be construed to place the parties in the relationship of partners or joint ventures and neither party shall have the power to obligate or bind the other in any manner or the assignment of ownership rights.

     12.0  WAIVER

     12.1 No waiver by either party, whether expressed or implied, of any provisions of this License Agreement, nor any breach nor default of either party, shall constitute a continuing waiver, or a waiver of any other provision or provisions of this License Agreement and no such waiver by either party shall prevent such party from enforcing any or all other provisions of this Agreement or from acting upon the same or any subsequent breach or default of the other party under any provisions of this Agreement.

     13.1  APPLICABLE LAW

     13.2 This Agreement shall be construed and applied in accordance with the laws of the States of California, except as to any provisions hereof that are governed by the laws of the United States of America, in which case the latter shall govern.

     14.0  DISPUTES

     14.1 All disputes, controversies or differences which may arise out of or in relation to or in connection with this License Agreement as between the parties to this License Agreement shall be resolved through arbitration on an expedited basis in accordance with the rules of the American Arbitration Association in San Francisco, California, USA.

     15.0  ASSIGNMENT

     15.1 LICENSEE's obligations and rights under this License Agreement cannot be assigned by LICENSEE except to a purchaser of the entire business of LICENSEE which shall agree to be bound by the terms and conditions of this License Agreement.

     16.0  INVALIDITY

     16.1 Invalidity, illegality or unenforceability of any part of this License Agreement shall not affect the validity, legality or enforceability of the balance thereof.

     17.0  ENTIRE UNDERSTANDING

     17.1 This License Agreement is the entire understanding between the parties and no change in Agreement or modification shall be effective unless executed in writing.

     18.0  NOTICES

     18.1 Any communication, report or notice required or permitted to be given under this License Agreement shall be made in writing and in English language and shall be deemed to have been duly and validly given effective upon receipt of same , or if sent by Certified or Registered mail, effective seven (7) days after mailing, addressed to each case as follows:

               a)   If to LICENSOR, to him at:

                    ____________________________________

                    ____________________________________

                    ____________________________________

               b)   If to LICENSEE, to it at:

                    ____________________________________

                    ____________________________________

                    ____________________________________

                    Attention:__________________________

     or at such other address as either party may hereafter furnish to the other party by written notice, as herein provided.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed effective as of the date of this Agreement.

LICENSOR:                               LICENSEE:
Softlink Inc.                           N.I.C. Ltd.

By: /s/ Johnson Lee                     By: /s/ Eijin Goh
    --------------------------              --------------------------


Name:  Johnson Lee                      Name:  Eijin Goh


Title: Chief Executive Officer          Title: President

                                   EXHIBIT A


          1.   BravoMAIL (new name: PowerLink)

          2.   VoiceLink'98

                            CONSULTANT AGREEMENT
                            --------------------

     THIS AGREEMENT made and entered into this 27 day of 1998, by Softlink Inc. having a place of business at 1621 W. E1 Camino Real, Suite 22, Mountain View, California 94040, U.S.A., (hereinafter referred to as the "Company"), and NIC Ltd. having a place of business at 3-16-11 Takadanobaba, Shinjyuku-ku, Tokyo 169-0075, Japan (hereinafter referred to as the "Consultant").

     Both parties shall agree on the following issues:

     1. For each copy of PowerLink and VoiceLink products sold in Japan, the Consultant will be entitled for USD$1.00.

     2. For the revenue generated from upgrade given to the Company through the Consultant, the Consultant will be entitled for 10% of the revenue.

     3. The Consultant shall promote bundling for the Japanese market only. If the bundling territory shall extend beyond Japan, the Company shall be notified beforehand and reserve the right of refusal.

     4. The Consultant shall be entitled for 10% of the Japanese overall bundling revenue.

     5. The Consultant has an option to license the Company's technology and participate in co-development of future products. Details will be addressed and negotiated on mutual agreed terms.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed effective as of the date of this Agreement.

The Company:                            The Consultant:
Softlink Inc                            N.I.C. Ltd.


By: /s/ Johnson Lee                     By: /s/ Eijin Goh
    --------------------                    --------------------

Name: Johnson Lee                       Name: Eijin Goh

Title: Chief Executive Office           Title: President